As filed with the Securities and Exchange Commission on December 20, 2013
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

_______________

COMMUNITY TRUST BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Kentucky (State of Incorporation)	61-0979818 (I.R.S. Employer Identification No.)
346 N. Mayo Trail Pikeville, Kentucky 41501 (606) 432-1414 (Address, including zip code, and telephone number, of Registrant’s principal executive offices) _______________
Jean R. Hale Chairman, President and Chief Executive Officer Community Trust Bancorp, Inc. 346 N. Mayo Trail Pikeville, Kentucky 41501 (606) 432-1414	Copy to: June N. King Bingham Greenebaum Doll LLP 3500 National City Tower Louisville, Kentucky 40202 (502) 589-4200
(Name, address and telephone number of agent for service) _______________
Approximate date of commencement of the proposed sale: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

[ ]  Large accelerated filer

[X] Accelerated filer

[ ]  Non-accelerated filer (Do not check if a smaller reporting company)

[ ]  Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value, $5.00	400,000 shares	$43.27	$17,308,000	$2,230

(1)  Represents additional shares authorized for issuance under the Registrant’s Dividend Reinvestment Plan.  Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions with respect to such shares.

(2)  Estimated solely for the purpose of calculating the registration fee.  This fee has been calculated in accordance with Rule 457 under the Securities Act of 1993 and is based on the average of the high and low prices per share as reported on the NASDAQ Stock Market LLC – Global Select Market on December 17, 2013.

PART I

PROSPECTUS

COMMUNITY TRUST BANCORP, INC.

DIVIDEND REINVESTMENT PLAN

This Prospectus relates to 400,000 additional shares (including additional securities that may be issued in connection with any stock splits, stock dividends of similar transactions with respect to such shares) of common stock, par value $5.00 per share (the “Shares”), of Community Trust Bancorp, Inc. (the “Company,” “Registrant” or “CTBI”) registered for sale under the Company’s Dividend Reinvestment Plan, as amended (the “Plan”).

The Plan provides that Shares purchased under the Plan may be purchased directly from the Company or, at the discretion of the Company, Shares may be purchased in whole or in part on the open market.  Shares purchased    for participants directly from the Company will be purchased at the closing price of the Shares reported on the NASDAQ Stock Market LLC – Global Select Market (“NASDAQ”) on the dividend payment date.  The price of Shares purchased on the open market under the Plan will be the average cost of all Shares purchased under the Plan for that dividend payment date.  Further information concerning the Plan is set forth herein. The closing price of a Share (trading symbol “CTBI”) on NASDAQ was $43.35 on December 17, 2013. You should retain this Prospectus for future reference.

An investment in the Shares involves risks. See the section entitled “Risk Factors” on the first page of this Prospectus.

The date of this Prospectus is December 20, 2013.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

Section

THE COMPANY

RISK FACTORS

CAUTIONARY NOTE ABOUT FORWARD LOOKING STATEMENTS

AVAILABLE INFORMATION

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

DESCRIPTION OF THE PLAN

General Description; Eligibility; Enrollment

1.	What is the purpose of the Plan?

2.	What are the advantages of the Plan?

3.	Who is eligible to participate in the Plan; Are all dividends covered by the Plan?

4.	How does an eligible shareholder participate?

5.	When may a shareholder enroll in the Plan?

6.	What does the Authorization Form provide?

Costs

7.	Are there any expenses to participants in connection with purchases under the Plan?

Purchases and Price of Shares Sold under the Plan

8.	How many Shares will be purchased for participants?

9.	What is the purchase price of the Shares?

Administration

10.	Who administers the Plan for participants?

Reports to Participants

11.	What kind of reports will be sent to participants in the Plan?

Dividends

12.	Will participants be credited with dividends on Shares held in their accounts under the Plan?

Certificates for Shares

13.	Will certificates be issued for Shares purchased under the Plan?

Withdrawal of Shares in Plan Accounts

14.	How does a participant withdraw his or her Shares and discontinue the reinvestment of dividends under the Plan?

15.	What happens to fractional Shares when a participant withdraws all of his or her Shares from the Plan?

16.	What happens to a participant’s Plan account if all Shares held by a participant outside the Plan are transferred or sold?

17.	May a participant sell his or her Shares held in the Plan?

Taxes

18.	What are the Federal Income Tax consequences of Participation in the Plan?

Other Information

19.	What happens if the Company has a common stock rights offering, issues a stock dividend or declares a stock split?

20.	How will a participant’s Shares held in his or her Plan account be voted at a meeting of shareholders?

21.	What is the responsibility of the Agent under the Plan?

22.	May the Plan be changed or discontinued?

23.	How is the Plan to be interpreted?

24.           Where should correspondence regarding the Plan be directed?

USE OF PROCEEDS

LEGAL OPINION

EXPERTS

INDEMNIFICATION

THE COMPANY

CTBI is a bank holding company registered with the Board of Governors of the Federal Reserve System pursuant to Section 5(a) of the Bank Holding Company Act of 1956, as amended.  CTBI was incorporated August 12, 1980, under the laws of the Commonwealth of Kentucky for the purpose of becoming a bank holding company.  Currently, CTBI owns all the capital stock of one commercial bank and one trust company, serving small and mid-sized communities in eastern, northeastern, central, and south central Kentucky, southern West Virginia, and northeastern Tennessee.  The commercial bank is Community Trust Bank, Inc., Pikeville, Kentucky, and the trust company is Community Trust and Investment Company, Lexington, Kentucky.

At December 31, 2012, CTBI had total consolidated assets of $3.6 billion and total consolidated deposits, including repurchase agreements, of $3.1 billion, making it the largest bank holding company headquartered in the Commonwealth of Kentucky.

Through its subsidiaries, CTBI engages in a wide range of commercial and personal banking and trust and wealth management activities, which include accepting time and demand deposits; making secured and unsecured loans to corporations, individuals and others; providing cash management services to corporate and individual customers; issuing letters of credit; renting safe deposit boxes; and providing funds transfer services.  The lending activities of our bank include making commercial, construction, mortgage, and personal loans.  Lease-financing, lines of credit, revolving lines of credit, term loans, and other specialized loans, including asset-based financing, are also available.  Our corporate subsidiaries act as trustees of personal trusts, as executors of estates, as trustees for employee benefit trusts, as registrars, transfer agents, and paying agents for bond and stock issues, as depositories for securities, and as providers of full service brokerage services.

The principal executive offices of the Company are located at 346 North Mayo Trail, Pikeville, Kentucky 41501 and its telephone number is (606) 432-1414.

RISK FACTORS

An investment in the Shares involves risk.  Before making an investment decision, you should carefully read and consider the risk factors set forth in our most recent Annual Report on Form 10-K (“Latest Form 10-K”)  filed with the Securities and Exchange Commission (“Commission”) under the heading “Risk Factors” as well as any updated disclosure about risk factors included in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the Commission since the Latest Form 10-K, all of which reports have been incorporated by reference in this Prospectus.  Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition or results of operations.  In any case, the price of the Shares could decline and you could lose all or part of your investment.

CAUTIONARY NOTE ABOUT FORWARD LOOKING STATEMENTS

The information contained in this Prospectus and in other documents incorporated by reference in this Prospectus may contain statements that are not historical in nature but rather are based on our beliefs, assumptions, expectations, estimates and projections about the future.  These statements are “forward-looking” statements” within the meaning of the Exchange Act of 1934, as amended (“Exchange Act”) and involve a degree of uncertainty and risk.  Words such as “expects,” “believes,” “anticipates,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements.  Some of these statements are merely presentations of what future performance or changes in future performance would look like based on hypothetical assumptions and on simulation models.  Other forward-looking statements are based on our general perceptions of market conditions and trends in business activity, both our own and in the banking industry generally, as well as current management strategies for future operations and development.

AVAILABLE INFORMATION

The Company is subject to the information requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, D.C. 20549. The Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. You can call the Commission at 1-800-SEC-0330 for further information about the operation of the public reference room.

This Prospectus does not contain all of the information set forth in the Registration Statement on Form S-3 of which this Prospectus is a part and which the Company has filed with the Commission under the Securities Act of 1933, as amended (“Securities Act”), relating to the securities offered herby.  For further information with respect to the Company and securities offered hereby, reference is made to the Registration Statement and Exhibits thereto.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission under File No. 0-11129 are incorporated herein by reference:

(i)           The Company’s Annual Report on Form 10-K for the year ended December 31, 2012;

(ii)           The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2013;

(iii)           The Company’s Current Reports on Form 8-K filed on March 25, 2013, April 17, 2013, April 23, 2013, April 24, 2013, June 5, 2013, July 17, 2013, July 24, 2013, July 29, 2013, August 21, 2013, October 11, 2013, October 16, 2013 and November 15, 2013; and

(iv)           The description of the Company’s common stock contained in the Company’s Registration Statement on Form 10, dated May 5, 1983.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein shall modify or supersede such statement.  Any statements so modified or superseded shall not, except as so modified or superseded, be deemed to constitute part of this Prospectus.

The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents referred to above or elsewhere herein which have been incorporated by reference in this Prospectus, including the exhibits to such documents that are specifically incorporated by reference in the requested information. Written requests for such copies should be directed to the Corporate Secretary, Community Trust Bancorp, Inc., P.O. Box 2947, Pikeville, Kentucky 41502.  Telephone requests may be made by calling (606) 432-1414.  Current filings are also available on the Company’s website at: https://www.ctbi.com.

DESCRIPTION OF THE PLAN

The Plan is described in the following questions and answers.  Holders of the Company’s common stock who do not participate in the Plan will continue to receive cash, either by check or direct deposit, for the payment of cash dividends declared by the Company.

General Description; Eligibility; Enrollment.

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide holders of shares of the Company’s common stock with a convenient and economical means of acquiring additional Shares.  Under the Plan, shareholders will be able to automatically reinvest cash dividends in purchases of additional Shares.  To the extent that the Company issues previously authorized but unissued Shares under the Plan, the Company will augment its capital and receive additional funds for working capital and other general corporate purposes.

2.	What are the advantages of the Plan?

The Plan enables shareholders to purchase additional Shares at the market price without incurring brokerage commissions, service charges or dealer markups.  Full investment of funds is possible under the Plan because the Plan permits fractions of Shares, as well as full Shares, to be credited to a participant’s account.  Participants will be credited with dividends on full and fractional Shares held under the Plan.

3.	Who is eligible to participate in the Plan; Are all dividends covered by the Plan?

All holders of record of the Company’s common stock are eligible to participate in the Plan.  However, dividends paid with respect to restricted shares issued under the Company’s stock incentive plan(s) or other employee benefit plans may not be reinvested in Shares pursuant to the Plan.  Shareholders whose Shares are registered in the name of a broker or nominee and who wish to participate in the Plan (without transferring Shares into the shareholder’s name) must make appropriate arrangements with their broker or nominee.

4.	How does an eligible shareholder participate?

An eligible shareholder may enroll in the Plan by signing an Authorization Form and returning it to Broadridge Corporate Issuer Solutions, Inc., which is acting as the Company’s agent in administration of the Plan (the “Agent”).  An Authorization Form is enclosed with this Prospectus.  Additional forms may be obtained at any time by request to the Agent. You may also enroll in the Plan online at the Agent’s website: http://shareholder.broadridge.com/communitytrustbancorp. You may contact the Agent as shown below:

Broadridge Corporate Issuer Solutions, Inc.
Written mail communications: P.O. Box 1342, Brentwood, NY 11717
E-mail:   shareholder@broadridge.com
Internet: http://shareholder.broadridge.com/communitytrustbancorp
Toll-free telephone: 866-202-3034
International toll telephone: 720-358-3637

5.	When may a shareholder enroll in the Plan?

An eligible shareholder may enroll in the Plan at any time.  Once a shareholder is enrolled in the Plan, his or her dividends will continue to be reinvested until he or she: (i) withdraws from the Plan; (ii) sells all of his or her Shares; or (iii) the Plan is terminated.

If an Authorization Form specifying reinvestment of dividends is received by the Agent on or before the record date established for a particular dividend, reinvestment will commence with that dividend.  Dividend payment dates for the Company’s common stock and the related record dates are typically as follows:

Approximate Record Date	Approximate Dividend Payment Date
March 15 June 15 September 15 December 15	April 1 July 1 October 1 January 1

If the Authorization Form is received after the record date established for a particular dividend, then the reinvestment of dividends will not begin until the dividend payment date following the next record date.

6.	What does the Authorization Form provide?

The Authorization Form directs the Company to pay all cash dividends on all Shares (other than restricted shares as described under Question 3 above) then or subsequently registered in the participant’s name to the Agent.  The Authorization Form also appoints the Agent as the participant’s agent to reinvest such cash dividends in additional Shares and to act as custodian of Shares purchased and held for the participant’s account under the Plan.

Costs.

7.	Are there any expenses to participants in connection with purchases under the Plan?

No.  Participants will incur no brokerage commissions, service charges or markups for the purchases made under the Plan.  All costs of administration of the Plan will be paid by the Company.  However, the Company’s funding of administration of the Plan does not include sales of Shares acquired under the Plan.  Participants will incur customary brokerage charges and commissions in connection with sale of their Shares in the Plan.  See Question No. 17, below.

Purchases and Price of Shares Sold under the Plan.

8.	How many Shares will be purchased for participants?

The number of Shares to be purchased depends on the amount of dividends and the purchase price of the Shares.  A participant’s account will be credited with the number of Shares, including fractional Shares computed to four decimal places, equal to the total amount to be invested divided by the purchase price per Share.

9.	What is the purchase price of the Shares?

The price per Share to the participants for Shares purchased with participant’s cash dividends will depend on whether the Company elects to issue authorized but previously unissued Shares or purchase Shares in the open market to provide the Shares to be purchased by participants.  If the Company issues previously unissued shares, the price per Share to the participants will be the closing price reported on NASDAQ on the dividend payment date.  If the Company elects to have the Agent purchase Shares in the open market, the purchase price for the Plan will be the average of the actual market price for all Shares purchased for the Plan for that dividend payment date.

Administration.

10.	Who administers the Plan for participants?

Broadridge Corporate Issuer Solutions, Inc., as Agent for the Company, administers the Plan for participants, keeps records, sends statements of account to participants, acts as custodian of Shares purchased in the participant’s name with reinvested dividends, and performs other duties relating to the Plan.

Reports to Participants.

11.	What kind of reports will be sent to participants in the Plan?

Participants will receive a summary of transactions, including effective purchase price and number of Shares acquired on a quarterly basis, as soon as practicable after each dividend payment date.  Participants will also receive a cumulative statement annually, showing reinvested dividends and all transactions for the year.  These statements are a record of the cost of purchase of Shares under the Plan and should be retained for tax purposes.  The total amount of dividends paid to the participant, including amounts reinvested, will be reported annually to the participant, the Internal Revenue Service and, depending upon the residence of the participant, to state taxing authorities.  As a shareholder, each participant will receive copies of the Company’s annual and quarterly reports to shareholders and proxy statements.

Dividends.

12.	Will participants be credited with dividends on Shares held in their accounts under the Plan?

Yes.  As the record holder for the Shares held in accounts under the Plan, participants will receive dividends on all Plan Shares held on the dividend record date, and such dividends will be credited to a participant’s account with respect to both full and fractional Shares held in the participant’s account.  Such dividends will automatically be reinvested in additional Shares.

Certificates for Shares.

13.	Will certificates be issued for Shares purchased under the Plan?

Unless requested, the Company will not issue to participants certificates for Shares purchased under the Plan.  The number of Shares purchased for a participant’s account under the Plan will be shown on the statements of account sent to participants.  This feature protects against loss, theft or destruction of stock certificates.

Certificates for any number of whole Shares credited to a participant’s account under the Plan will be issued to the participant upon written request.  Dividends with respect to Shares the certificates for which have been issued to a participant from his or her Plan account will nevertheless continue to be reinvested unless the participant thereafter notifies the Agent of withdrawal of his or her Shares from the Plan.  See Question 14, below.  Dividends on any uncertificated Shares remaining in a participant’s account will also continue to be reinvested.

Plan accounts will be maintained in the names in which participants’ Shares were registered at the time the participants enrolled in the Plan.  Therefore, certificates for whole Shares will be similarly registered when issued at the request of a participant.  A participant who would like his or her Shares registered and issued in a different name must contact the Agent and comply with any applicable transfer requirements.  A participant who wishes to pledge Shares credited to his or her Plan account must first withdraw such Shares from the account.

Withdrawal of Shares in Plan Accounts.

14.	How does a participant withdraw his or her Shares and discontinue the reinvestment of dividends under the Plan?

A participant may discontinue the reinvestment of dividends with respect to the participant’s Shares in his or her Plan account at any time by notifying the Agent. Contact information for the Agent is shown under Question 4 above. Direct Registration Shares for whole Shares withdrawn from the Plan will be issued to the participant.   After withdrawal from the Plan, cash dividends on Shares withdrawn from a participant’s account will be paid to the participant in cash.

15.	What happens to fractional Shares when a participant withdraws all of his or her Shares from the Plan?

If a participant’s Plan account contains a fractional Share for which withdrawal is requested (or the Plan is terminated), the Agent will make a cash payment to the participant based on the closing price of the Shares. This cash payment, together with Direct Registration Shares being withdrawn from the Plan, will be mailed directly to the withdrawing participant by the Agent.

16.	What happens to a participant’s Plan account if all Shares held by a participant outside the Plan are transferred or sold?

If a participant disposes of all Shares held outside the Plan, the Agent will nevertheless continue to reinvest the dividends on the Shares held in the participant’s Plan account until the participant notifies the Agent that the participant wishes to withdraw such Shares from his or her Plan account.

17.	May a participant sell his or her Shares held in the Plan?

Yes.  Upon a participant’s written request, the Agent will sell any number of whole Shares in the participant’s Plan account.  The Agent will also attempt to sell fractional Shares in the participant’s Plan account if requested by the participant.  However, if sale of fractional Shares is not reasonably practical or economically feasible, the Company or the Agent may instead pay to the participant a cash payment for the fractional Shares requested to be sold, based on the closing price of the Shares. The participant will be responsible for all commissions, brokerage fees and similar transaction costs incurred in connection with sales of Shares effected by the Agent at the participant’s request.  The Agent will pay to the participant the net proceeds (aggregate selling price less transaction costs) of sales of Shares effected by the Agent, or if applicable, the cash payment for fractional Shares requested to be sold.

Alternatively, a participant may request withdrawal of any number of whole Shares in his or her Plan account and that certificates be issued to the participant for such Shares.  The participant may then make his or her own arrangements for sale or transfer of the Shares.  However, certificates will not be issued for fractional Shares and participants may dispose of such Shares only by sales effected through the Agent or acceptance of a cash payment as described above.

Taxes.

18.	What are the Federal Income Tax consequences of Participation in the Plan?

A shareholder who participates in the Plan will have to report as dividend income an amount equal to the fair market value of the Shares acquired for his or her Plan account.  Thus, cash dividends declared and paid by the Company will constitute income to the shareholders even though immediately reinvested in additional Shares.  In addition, the amount of brokerage commissions paid by the Company on a participant’s behalf is to be treated as a distribution which is subject to income tax in the same manner as a cash dividend.

A participant’s tax basis for Shares acquired under the Plan will be the market price of the Shares on the date acquired, plus the amount of brokerage commissions paid by the Company, and treated as income to the participant, as described above.  A participant who sells his or her Shares held in the Plan or who receives a cash payment for a fractional Share then held in his or her account, will realize gain or loss measured by the difference between the amount of cash received and the price at which the Shares sold (or liquidated through the cash payment) were originally credited to the participant’s Plan account. A participant’s holding period for Shares acquired under the Plan generally will be the date on which the Shares are credited to the participant’s Plan account. For further information as to tax consequences of participation in the Plan, participants should consult their own tax advisors.  Information for income tax purposes for participants in the Plan will be printed on the statement of account sent to each participant.

Other Information.

19.	What happens if the Company has a common stock rights offering, issues a stock dividend or declares a stock split?

A shareholder’s participation in any rights offering will be based upon both Shares held by the participant outside the Plan and Shares (including fractional Shares) credited to a participant’s Plan account.  Shares resulting from stock splits or stock dividends with respect to Shares, both full and fractional, credited to a participant’s account, will be added to the account.

20.	How will a participant’s Shares held in his or her Plan account be voted at a meeting of shareholders?

All Shares (including fractional Shares) credited to a participant’s Plan account will be voted as the participant directs.  If on the record date for a meeting of shareholders there are Shares credited to a participant’s Plan account, the participant will be sent proxy materials for such meeting.  When the participant returns an executed proxy, all Shares will be voted as indicated.  Alternatively, if a participant so elects, the participant may vote his or her Shares in person at the shareholders’ meeting.

21.	What is the responsibility of the Agent under the Plan?

In administering the Plan, neither the Agent nor the Company will not be liable for any acts done in good faith or for any good faith omission to act, including without limitation, any claim of liability arising out of failure to terminate a participant’s account upon the participant’s death, the prices at which Shares are purchased for the participant’s account, the times when purchases are made or fluctuations in the market value of the Shares.

Participants should recognize that neither the Company nor the Agent can provide any assurance of a profit or protection against loss on any Shares purchased under the Plan.

22.	May the Plan be changed or discontinued?

The Company reserves the right to suspend or terminate the Plan at any time, including the period between a dividend record date and the related dividend payment date.  It also reserves the right to make modifications to the Plan.  Participants will be notified within 30 days of any such suspension, termination or modification.

23.	How is the Plan to be interpreted?

Any question of interpretation arising under the Plan will be determined by the Company and any such determination will be final.

24.	Where should correspondence regarding the Plan be directed?

All correspondence regarding the Plan shall be directed to either the Corporate Secretary, Community Trust Bancorp, Inc., P.O. Box 2947, Pikeville, Kentucky 41502, or the Agent.  Contact information for the Agent is provided in response to Question 4 above.

USE OF PROCEEDS

The net proceeds realized by the Company from sales of its authorized and unissued common stock pursuant to the Plan will be used for working capital and other general corporate purposes.  The Company does not know either the number of Shares that will be purchased under the Plan or the prices at which such Shares will be sold to participants.  The Company will receive no proceeds from purchases by the Plan of Shares in the open market.

LEGAL OPINION

The validity of the Shares offered hereby has been passed upon for the Company by Bingham Greenebaum Doll LLP.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2012, have been audited by BKD LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of BKD LLP pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting as of their respective dates to the extent covered by consents filed with the Commission given on the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION

Article VI of the Company’s Articles of Incorporation, as amended, provides that any person who was or is a party or threatened party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company: (a) shall be indemnified (and may be indemnified if made a part to such proceeding by reason of the fact that he is or was serving as a Company employee or agent, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise) by the Company against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company (and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful); (b) shall be indemnified (and may be indemnified if made a party to such proceeding by reason of the fact that he is or was serving as a Company employee or agent, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise) for expenses of a derivative suit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the Company), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company provided that no such indemnification may be made in accordance with this clause (b) if he is adjudged liable to the Company, unless a court determines that, despite such adjudication, but in view of all the circumstances, he is entitled to indemnification; and (c) shall be indemnified by the Company for all expenses of such litigation when he is successful on the merits.

The indemnification described in clauses (a) and (b) above shall be made only upon a determination, by (i) a majority vote of the disinterested directors, or (ii) the stockholders, that indemnification is proper because the applicable standard of conduct has been met.  The Board of Directors of the Company or the stockholders may authorize the advancement  of litigation expenses to a director or officer upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified for them.  The indemnification and the advancement of expenses provided for by Article VI are not deemed exclusive of any rights the indemnitee may have under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

Article X of the Company’s Articles of Incorporation, as amended, provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of his duties as a director, provided that this provision will not eliminate or limit the liability of a director for the following: (a) for any transaction in which the director’s personal financial interest is in conflict with the financial interests of the Company or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law; (c) for any vote for or assent to an unlawful distribution to shareholders as prohibited under Section 271B.8-330 of the Kentucky Revised Statutes; or (d) for any transaction from which the director derived an improper personal benefit.  Article X is applicable with respect to any such breach of duties by a director of the Company as a director notwithstanding that such director thereafter ceases to be a director.  Article X inures to the personal benefit of such director’s heirs, executors and administrators.

In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following is an itemized statement of the estimated amounts of all expenses in connection with the issuance and distribution of the Shares of common stock to be registered hereby.

Registration Fee	$2,230

Legal Fees and Expenses	8,000

Accounting Fees	1,500

Total	$11,730

Item 15.  Indemnification of Directors and Officers.

The information called for by this item is incorporated herein by reference to the information set forth under the caption “Indemnification” in the Prospectus filed as part of this Registration Statement.

Item 16.  Exhibits.

Exhibit 3.1 Articles of Incorporation and all amendments thereto, are incorporated herein by reference to Registration No. 33-35138.

Exhibit 3.2   Bylaws of the Company, as amended July 25, 1995, are incorporated herein by reference to Registration Statement No. 33-61891.

Exhibit 3.3    Bylaws of the Company, as amended January 29, 2008, are incorporated herein by reference to the Company’s Current Report on Form 8-K filed January 30, 2008.

Exhibit 5   Opinion of Bingham Greenebaum Doll LLP as to the legality of the securities being registered.

Exhibit 23.1  Consent of BKD LLP, independent registered public accounting firm.

Exhibit 23.2  Consent of Bingham Greenebaum Doll LLP (included in Exhibit 5).

Exhibit 24     Power of Attorney (included on the signature page of this Registration Statement).

Exhibit 99.1 Community Trust Bancorp, Inc. Dividend Reinvestment Plan, as amended December 20, 2013.

Item 17.  Undertaking.

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a  fundamental change in the information set forth in the registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pikeville, Commonwealth of Kentucky, on this 20th day of December, 2013.

COMMUNITY TRUST BANCORP, INC.

Date: December 20, 2013	By:	/s/ Jean R. Hale
Jean R. Hale
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jean R. Hale and Kevin J. Stumbo, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement and to file the same, with all Exhibits thereto and document in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Date	Signature	Title

December 20, 2013	/s/ Jean R. Hale	Chairman, President, and Chief Executive Officer
Jean R. Hale

December 20, 2013	/s/ Kevin J. Stumbo	Executive Vice President, Chief Financial Officer, and Treasurer
Kevin J. Stumbo

December 20, 2013	/s/ Charles J. Baird	Director
Charles J. Baird

December 20, 2013	/s/ Nick Carter	Director
Nick Carter

December 20, 2013	/s/ James E. McGhee, II	Director
James E. McGhee II

December 20, 2013	/s/ M. Lynn Parrish	Director
M. Lynn Parrish

December 20, 2013	/s/ James R. Ramsey	Director
James R. Ramsey

December 20, 2013	/s/ Anthony W. St. Charles	Director
Anthony W. St. Charles

EXHIBIT INDEX

Exhibit 3.1 Articles of Incorporation and all amendments thereto, are incorporated herein by reference to Registration No. 33-35138.

Exhibit 3.2 Bylaws of the Company, as amended July 25, 1995, are incorporated herein by reference to Registration Statement No. 33-61891.

Exhibit 3.3 Bylaws of the Company, as amended January 29, 2008, are incorporated herein by reference to the Company’s Current Report on Form 8-K filed January 30, 2008.

Exhibit 5 Opinion of Bingham Greenebaum Doll LLP as to the legality of the securities being registered.*

Exhibit 23.1 Consent of BKD LLP, independent registered public accounting firm.*

Exhibit 23.2 Consent of Bingham Greenebaum Doll LLP (included in Exhibit 5).*

Exhibit 24 Power of Attorney (included on the signature page of this Registration Statement).*

Exhibit 99.1 Community Trust Bancorp, Inc. Dividend Reinvestment Plan, as amended December 20, 2013.*

*Filed herewith